                                                            UNITED STATES
                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549

                                                               FORM 8-K

                                                            CURRENT REPORT

                                Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                    Date of report: August 12, 2002
                                           (Date of earliest event reported: July 31, 2002)

                                                   ENTERPRISE PRODUCTS PARTNERS L.P.
                                                  ENTERPRISE PRODUCTS OPERATING L.P.
                                      (Exact name of registrants as specified in their charters)

                             Delaware                            1-14323                        76-0568219
                             Delaware                         333-93239-01                      76-0568220
                 (State or other jurisdiction of               (Commission           (I.R.S. Employer Identification
                  incorporation of organization)               File Number)                        No.)

                                    2727 North Loop West, Houston, Texas             7008-1037
                                   (Address of principal executive offices)          (Zip Code)

                                          Registrants telephone number, including area code:
                                                           (713) 880-6500

                                                           EXPLANATORY NOTE

This report constitutes a combined report for Enterprise  Products Partners L.P. (the "Company")  (Commission File No. 1-14323) and
its 98.9899% owned subsidiary, Enterprise Products Operating L.P. (the "Operating Partnership")(Commission  File  No. 333-93239-01).
Since the Operating  Partnership owns  substantially  all of the Company's  consolidated  assets and conducts  substantially all of the Company's  business  and  operations,  the  information  set forth  herein  constitutes  combined  information  for the Company and the Operating Partnership.

Unless the context  requires  otherwise,  references  to "we",  "us",  "our" or the "Company" are intended to mean the  consolidated business and operations of Enterprise Products Partners L.P.,which includes Enterprise Products Operating L.P. and its subsidiaries.

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

Purchase of Interests in Mapletree and E-Oaktree

On August 1, 2002, we announced the purchase of equity interests in affiliates of The Williams Companies, Inc.("Williams"), which in turn, own controlling interests in Mid-America Pipeline Company, LLC ("Mid-America", formerly Mid-America Pipeline Company) and
Seminole Pipeline Company ("Seminole").  The purchase price of the acquisition was approximately $1.2 billion (subject to certain post-closing purchase price adjustments) and was determined pursuant to arms-length negotiations between the parties.  The effective date of the acquisition was July 31, 2002.

The acquisitions include a 98% ownership interest in Mapletree, LLC ("Mapletree"), owner of a 100% interest in Mid-America Pipeline
Company, LLC and certain propane terminals and storage facilities.  The Mid-America pipeline is a major natural gas liquids ("NGL")
pipeline system consisting of three NGL pipelines, with 7,226 miles of pipeline, and average transportation volumes of approximately
850 MBPD. Mid-America's 2,548-mile Rocky Mountain system transports mixed NGLs from the Rocky Mountain Overthrust and San Juan Basin areas to Hobbs, Texas. Its 2,740-mile Conway North segment links the large NGL hub at Conway, Kansas to the upper Midwest; its 1,938 mile Conway South system connects the Conway hub with Kansas refineries and transports mixed NGLs from Conway, Kansas to Hobbs,
Texas.

We also acquired a 98% ownership interest in E-Oaktree, LLC ("E-Oaktree"), owner of an 80% equity interest in Seminole Pipeline
Company.  The Seminole pipeline consists of a 1,281-mile NGL pipeline, with an average transportation volume of approximately 260
MBPD.  This pipeline transports mixed NGLs and NGL products from Hobbs, Texas and the Permian Basin to Mont Belvieu, Texas.

These pipelines connect our Mont Belvieu and Gulf Coast NGL businesses with all of the major natural gas and NGL supply basins in
North America, giving us the ability to provide integrated midstream energy services to the two fastest growing natural gas basins
in the United States - the deepwater Gulf of Mexico and the Rocky Mountain Overthrust.   Our predecessor and ultimate parent,
Enterprise Products Company, was a charter partner in the formation and development of Seminole in 1981.

Mapletree and E-Oaktree intend to utilize the Mid-America and Seminole pipelines in a manner consistent with their previous use by
Williams.  The post-closing purchase price adjustments of the acquisitions are expected to be completed during the fourth quarter of
2002.  These acquisitions do not require any material governmental approvals.

In order to fund this transaction, the Operating Partnership entered into a $1.2 billion senior unsecured 364-day credit facility.
The loan will be repaid as follows:  $150 million due on December 31, 2002, $450 million on March 31, 2003 and $600 million on July
30, 2003.  The lenders under this facility are Wachovia Bank, National Association; Lehman Brothers Bank, FSB; Lehman Commercial
Paper Inc. and Royal Bank of Canada.  As defined within the credit agreement, the loan will generally bear interest at either (i)
the greater of (a) the Prime Rate or (b) the Federal Funds Effective Rate plus one-half percent or (ii) a Eurodollar rate, with any
rate in effect being increased by an appropriate applicable margin.   The credit agreement contains various affirmative and negative covenants applicable to the Operating Partnership similar to those required under our Multi-Year and 364-Day Credit Facility agreements.

The $1.2 billion term loan is guaranteed by Enterprise Products Partners L.P. through an unsecured guarantee. Our plans for permanent financing of this acquisition include the issuance of equity, including partnership equity for institutional investors, and debt in amounts which are consistent with our objective of maintaining our financial flexibility and investment grade balance sheet.

On August 1, 2002, Seminole had $60 million in senior unsecured notes due in December 2005.   The principal amount of these notes
amortize by $15 million each December 1 through 2005.  In accordance with generally accepted accounting principles, this debt will be consolidated on our balance sheet because of our 98% controlling interest in E-Oaktree, which owns 80% of Seminole.

Related changes to the financial covenants of our Multi-Year and 364-Day Credit Facilities

On July 31, 2002, certain covenants of our Multi-Year and 364-Day Credit Facilities were further amended to allow for increased
financial flexibility in light of the Mapletree and E-Oaktree acquisitions.   As defined within the third amendment to each of these
loan agreements (filed as an exhibit to this Form 8-K), the maximum ratio of Consolidated Indebtedness to Consolidated EBITDA allowed by our lenders was increased as follows from that noted in the second amendment issued in April 2002:

                           Changes made to the
          Consolidated Indebtedness to Consolidated EBITDA Ratio
---------------------------------------------------------------------------
                                           Maximum Ratio Allowed
                                 ------------------------------------------
      Calculation made for          Old provisions       New provisions
    the rolling four-quarter          under 2nd            under 3rd
         period ending                Amendment            Amendment
---------------------------------------------------------------------------
September 30, 2002                   4.50 to 1.0          6.00 to 1.0
December 31, 2002                    4.00 to 1.0          5.25 to 1.0
March 31, 2003                       4.00 to 1.0          5.25 to 1.0
June 30, 2003                        4.00 to 1.0          4.50 to 1.0
September 30, 2003 and               4.00 to 1.0          4.00 to 1.0
for each rolling-four
quarter period thereafter

In addition,  the negative  covenant on  Indebtedness  (as defined within the Multi-Year and 364-Day credit  agreements) was amended to permit the Seminole indebtedness assumed in connection with the acquisition of E-Oaktree.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of business acquired.

                  Note:   The audited financial statements for fiscal years ended December 31, 2001 and 2000 and for the six month periods ended June 30, 2002 and 2001 are not included in this report and will be filed by amendment on or prior to
                  October 11, 2002.

(b)      Pro forma financial information.

                  Note:   Pro forma financial information for the Company and Operating Partnership giving effect to the Mapletree and E-Oaktree acquisitions are not included in this report and will be filed by amendment on or prior to October 11,
                  2002.

(c)      Exhibits.

         2.1      Purchase Agreement dated as of July 31, 2002 by and between E-Birchtree, LLC and E-Cypress, LLC.

         2.2      Purchase Agreement dated as of July 31, 2002 by and between E-Birchtree, LLC and Enterprise Products Operating
                  L.P.

         4.1      Third Amendment and Supplement to Multi-Year Credit Facility dated July 31, 2002.

         4.2      Third Amendment and Supplement to 364-Day Credit Facility dated July 31, 2002.

         4.3      $1.2 billion 364-Day Term Loan Credit Agreement among Enterprise Products Operating L.P.; Wachovia Bank, National
                  Association, as administrative agent; Lehman Commercial Paper Inc., as co-syndication agent; and the Royal Bank of
                  Canada, as co-syndication agent and arranger dated July 31, 2002.

         4.4      Guaranty Agreement (relating to the $1.2 billion 364-Day Term Loan Credit Agreement) by Enterprise Products
                  Partners L.P. in favor of Wachovia Bank, National Association, as administrative agent dated July 31, 2002.

                                                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ENTERPRISE PRODUCTS PARTNERS L.P.
                                            ENTERPRISE PRODUCTS OPERATING L.P.

                                            By:   Enterprise Products GP, LLC, the general partner of the
                                                     Company and Operating Partnership

Date: August 12, 2002                       By:      /s/ Michael J. Knesek
                                                     Michael J. Knesek
                                                     Vice President, Controller, and
                                                     Principal Accounting Officer of
                                                     Enterprise Products GP, LLC